                                                                                                        Exhibit 21
                                                        SUBSIDIARIES OF ACXIOM

                                                           U.S. SUBSIDIARIES

Name                                              Incorporated In                        Doing Business As

1. Acxiom Asia, Ltd.                                 Arkansas                   Acxiom Asia, Ltd.

2. Acxiom CDC, Inc.                                  Arkansas                   Acxiom CDC, Inc.

3. Acxiom / Direct Media, Inc.                       Arkansas                   Acxiom / Direct Media, Inc.

4.  Acxiom e-Products, Inc.                          Arkansas                   Acxiom e-Products, Inc.

5. Acxiom Information Security                       Arkansas                   Acxiom Information Security Services, Inc.
    Services, Inc.

6. Acxiom Interim Holdings, Inc.                     Arkansas                   Acxiom Interim Holdings, Inc.

7. Acxiom / May & Speh, Inc.                     Delaware                   Acxiom / May & Speh, Inc.

8. Acxiom Property Development, Inc.                 Arkansas                   Acxiom Property Development, Inc.

9. Acxiom / Pyramid Information Systems, Inc.       California                 Acxiom / Pyramid Information Systems, Inc.

10. Acxiom RM-Tools, Inc.                            Arkansas                   Acxiom RM-Tools, Inc.

11. Acxiom Transportation Services, Inc.             Arkansas                   ATS; Conway Aviation, Inc.

12. Acxiom UWS, Ltd.                                 Arkansas                   Acxiom UWS, Ltd.

                                                      INTERNATIONAL SUBSIDIARIES

Name                                              Incorporated In                       Doing Business As

13. Acxiom Limited                                United Kingdom                Acxiom Limited

14. Acxiom France SA                                 France                     Acxiom France SA

15. Acxiom Australia Pty Ltd                        Australia                   Acxiom Australia Pty Ltd